Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Reports 2020 Fiscal Fourth Quarter and Year End Results

Solid Execution Drove Growth and Operating Leverage
Acquisition of Chef Bolsters Position in DevOps Market and Drives Fiscal 2021 Revenue Growth

BEDFORD, Mass, January 14, 2021 (GlobeNewswire) — Progress (NASDAQ: PRGS), the leading provider of products to develop, deploy and manage high-impact business applications, today announced results for its fiscal fourth quarter and fiscal year ended November 30, 2020.

Fourth Quarter 2020 Highlights:

•Revenue of $122.4 million increased 5% year-over-year on an actual currency basis, and 4% on a constant currency basis.
•Non-GAAP revenue of $129.1 million increased 5% on an actual currency basis, and 4% constant currency basis.
•Operating margin was 15% and Non-GAAP operating margin was 37%.
•Diluted earnings per share was $0.39 compared to diluted loss per share of $0.11 in the same quarter last year.
•Non-GAAP diluted earnings per share was $0.91 compared to $0.79 in the same quarter last year, an increase of 15%.
•On October 5, 2020, the company completed the acquisition of Chef Software, a global leader in the growing DevOps and DevSecOps markets.

“I am thrilled with our results both for the fourth quarter and the full year 2020 and believe they reflect the durability of our business and our success in executing our total growth strategy” said Yogesh Gupta, CEO at Progress. “Chef extends our long-standing leadership position in the developer ecosystem, we are very pleased with the customer response and the rapid pace of the integration. The investments we’ve made to bolster our M&A capabilities, combined with the large, fragmented and growing DevOps market opportunity, position us well to execute on our total growth strategy for years to come, enabling us to deliver sustained shareholder value.”

Additional financial highlights included:

	Three Months Ended
	GAAP			Non-GAAP
(In thousands, except percentages and per share amounts)	November 30, 2020	November 30, 2019	Change	November 30, 2020	November 30, 2019	Change
Revenue	$122,385	$117,038	5%	$129,063	$123,416	5%
Income (loss) from operations	$18,514	$(6,026)	*	$48,081	$47,285	2%
Operating margin	15%	(5)%	*	37%	38%	(100) bps
Net income (loss)	$17,661	$(4,740)	*	$41,118	$35,720	15%
Diluted earnings (loss) per share	$0.39	$(0.11)	*	$0.91	$0.79	15%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$42,762	$36,601	17%	$40,656	$36,705	11%
*Not meaningful

Other fiscal fourth quarter 2020 metrics and recent results included:

•Cash, cash equivalents and short-term investments were $106.0 million at the end of the quarter.
•DSO was 54 days, compared to 56 days in the fiscal fourth quarter of 2019 and 49 days in the fiscal third quarter of 2020.

•Pursuant to the $250 million share authorization by the Board of Directors, Progress repurchased 1.0 million shares for $40 million during the fiscal fourth quarter of 2020. As of November 30, 2020, there was $190 million remaining under this authorization.
•On January 12, 2020, Progress' Board of Directors declared a quarterly dividend of $0.175 per share of common stock that will be paid on March 15, 2021 to shareholders of record as of the close of business on March 1, 2021.

“We’re excited to deliver results that reflect a strong and durable top line, expanded operating margin and meaningful growth in earnings per share,” said Anthony Folger, CFO at Progress. “As we begin to realize synergies from the acquisition of Chef, we are very well positioned to deliver strong fiscal 2021 results.”

Full Year Results

	Fiscal Year Ended
	GAAP			Non-GAAP
(In thousands, except percentages and per share amounts)	November 30, 2020	November 30, 2019	Change	November 30, 2020	November 30, 2019	Change
Revenue	$442,150	$413,298	7%	$456,212	$431,961	6%
Income from operations	$107,728	$40,084	169%	$182,761	$162,258	13%
Operating margin	24%	10%	1400 bps	40%	38%	200 bps
Net income	$79,722	$26,400	202%	$140,082	$121,745	15%
Diluted earnings per share	$1.76	$0.58	203%	$3.09	$2.69	15%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$144,847	$128,484	13%	$142,453	$128,893	11%

2021 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2021 and for the fiscal first quarter ending February 28, 2021, together with actual results for the same periods in the fiscal year ending November 30, 2020:

	FY 2021 Guidance		FY 2020 Actual
(In millions, except percentages and per share amounts)	FY 2021 GAAP	FY 2021 Non-GAAP	FY 2020 GAAP	FY 2020 Non-GAAP
Revenue	$487 - $495	$513 - $521	$442	$456
Diluted earnings per share	$1.40 - $1.46	$3.22 - $3.28	$1.76	$3.09
Operating margin	19%	37%	24%	40%
Cash from operations (GAAP) / Adjusted free cash flow (Non-GAAP)	$151 - $156	$150 - $155	$145	$142
Effective tax rate	21%	20%	18%	18%

	Q1 2021 Guidance		Q1 2020 Actual
(In millions, except per share amounts)	Q1 2021 GAAP	Q1 2021 Non-GAAP	Q1 2020 GAAP	Q1 2020 Non-GAAP
Revenue	$109 - $113	$119 - $123	$110	$114
Diluted earnings per share	$0.21 - $0.25	$0.72 - $0.76	$0.46	$0.76

Based on current exchange rates, the expected positive currency translation impact on Progress' fiscal year 2021 business outlook compared to 2020 exchange rates is approximately $6.4 million on GAAP and non-GAAP revenue, and approximately $0.02 on GAAP and non-GAAP diluted earnings per share. The expected positive currency translation impact on Progress' fiscal Q1 2021 business outlook compared to 2020 exchange rates on GAAP and non-GAAP revenue is approximately $1.4 million. The expected currency translation impact on GAAP and non-GAAP earnings per share for fiscal Q1 2021 is not material. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal fourth quarter of 2020 at 5:00 p.m. ET on Thursday, January 14, 2021. The call can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-888-458-4121, pass code 6657134. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States ("GAAP"). Progress believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results.  A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is also available on the Progress website within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services, other offerings or our internal information technology infrastructure are compromised or subject to a successful cyber-attack, or if our software offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, and may make acquisitions in the future, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. (9) Delay or failure to realize the expected synergies and benefits of the Chef acquisition could negatively impact our future results of operations and financial condition; (10) The continuing impact of the coronavirus disease (COVID-19) outbreak on our employees, customers, partners, and the global financial markets could adversely affect our business, results of operations and financial condition.

For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2019 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended February 29, 2020, May 31, 2020 and August 31, 2020. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) provides the best products to develop, deploy and manage high-impact business applications. Our comprehensive product stack is designed to make technology teams more productive and we have a deep commitment to the developer community, both open source and commercial alike. With Progress, organizations can accelerate the creation and delivery of strategic business applications, automate the process by which apps are configured, deployed and scaled, and make critical data and content more accessible and secure—leading to competitive differentiation and business success. Over 1,700 independent software vendors, 100,000 enterprise customers, and three million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Garo Toomajanian	Erica McShane
Progress Software	Progress Software
+1 781 280 4817	+1 781 280 4000
Investor-Relations@progress.com	PR@progress.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Fiscal Year Ended
(In thousands, except per share data)	November 30, 2020	November 30, 2019	% Change	November 30, 2020	November 30, 2019	% Change
Revenue:
Software licenses	$37,443	$39,336	(5)%	$115,249	$122,552	(6)%
Maintenance and services	84,942	77,702	9%	326,901	290,746	12%
Total revenue	122,385	117,038	5%	442,150	413,298	7%
Costs of revenue:
Cost of software licenses	1,171	1,598	(27)%	4,473	4,894	(9)%
Cost of maintenance and services	14,137	12,281	15%	49,744	44,463	12%
Amortization of acquired intangibles	2,923	6,887	(58)%	7,897	25,884	(69)%
Total costs of revenue	18,231	20,766	(12)%	62,114	75,241	(17)%
Gross profit	104,154	96,272	8%	380,036	338,057	12%
Operating expenses:
Sales and marketing	32,013	29,369	9%	100,113	101,701	(2)%
Product development	24,482	23,868	3%	88,599	88,572	—%
General and administrative	15,302	14,915	3%	54,004	53,360	1%
Amortization of acquired intangibles	7,565	7,414	2%	20,049	22,255	(10)%
Impairment of intangible & long-lived assets(1)	—	24,096	(100)%	—	24,096	(100)%
Restructuring expenses	4,080	2,338	75%	5,906	6,331	(7)%
Acquisition-related expenses	2,198	298	638%	3,637	1,658	119%
Total operating expenses	85,640	102,298	(16)%	272,308	297,973	(9)%
Income (loss) from operations	18,514	(6,026)	*	107,728	40,084	169%
Other expense, net	(1,887)	(3,551)	47%	(11,093)	(11,589)	4%
Income (loss) before income taxes	16,627	(9,577)	*	96,635	28,495	239%
(Benefit) provision for income taxes	(1,034)	(4,837)	(79)%	16,913	2,095	(707)%
Net income (loss)	$17,661	$(4,740)	*	$79,722	$26,400	202%

Earnings (loss) per share:
Basic	$0.39	$(0.11)	*	$1.78	$0.59	202%
Diluted	$0.39	$(0.11)	*	$1.76	$0.58	203%
Weighted average shares outstanding:
Basic	44,723	44,882	—%	44,886	44,791	—%
Diluted	45,140	44,882	1%	45,321	45,340	—%

Cash dividends declared per common share	$0.175	$0.165	6%	$0.670	$0.630	6%
(1)Primarily represents a reduction in the carrying values of the intangible assets associated with Kinvey and DataRPM.

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:

Cost of revenue	$357	$323	11%	$1,336	$1,134	18%
Sales and marketing	1,267	950	33%	4,462	4,155	7%
Product development	1,768	1,812	(2)%	7,286	7,205	1%
General and administrative	2,731	2,815	(3)%	10,398	10,817	(4)%
Total	$6,123	$5,900	4%	$23,482	$23,311	1%
*Not meaningful

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	November 30, 2020	November 30, 2019
Assets
Current assets:
Cash, cash equivalents and short-term investments	$105,995	$173,685
Accounts receivable, net	84,040	72,820
Unbilled receivables and contract assets	24,917	10,880
Other current assets	23,983	27,280
Total current assets	238,935	284,665
Property and equipment, net	29,817	29,765
Goodwill and intangible assets, net	704,473	532,216
Right-of-use lease assets	30,635	—
Long-term unbilled receivables and contract assets	17,133	12,492
Other assets	20,789	22,133
Total assets	$1,041,782	$881,271
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other current liabilities	$70,899	$72,674
Current portion of long-term debt, net	18,242	10,717
Short-term operating lease liabilities	7,015	—
Short-term deferred revenue	166,387	157,494
Total current liabilities	262,543	240,885
Long-term debt, net	364,260	284,002
Long-term operating lease liabilities	26,966	—
Long-term deferred revenue	26,908	19,752
Other long-term liabilities	15,092	6,350
Shareholders' equity:
Common stock and additional paid-in capital	306,244	295,953
Retained earnings	39,769	34,329
Total shareholders' equity	346,013	330,282
Total liabilities and shareholders' equity	$1,041,782	$881,271

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(In thousands)	November 30, 2020	November 30, 2019	November 30, 2020	November 30, 2019
Cash flows from operating activities:
Net income (loss)	$17,661	$(4,740)	$79,722	$26,400
Depreciation and amortization	12,044	16,519	34,765	56,679
Stock-based compensation	6,123	5,900	23,482	23,311
Impairment of intangible and long-lived assets(1)	—	24,096	—	24,096
Other non-cash adjustments	(2,024)	(8,252)	6,287	(13,947)
Changes in operating assets and liabilities	8,958	3,078	591	11,945
Net cash flows from operating activities	42,762	36,601	144,847	128,484
Capital expenditures	(3,098)	(2,168)	(6,517)	(3,998)
Repurchases of common stock, net of issuances	(37,927)	2,918	(48,901)	(15,735)
Dividend payments to shareholders	(7,542)	(6,941)	(29,900)	(27,760)
Payments for acquisitions, net of cash acquired	(213,057)	—	(213,057)	(225,298)
Proceeds from the issuance of debt, net of payment of issuance costs	98,500	—	98,500	183,374
Proceeds from sale of long-lived assets, net	889	—	889	6,146
Payments of principal on long-term debt	(3,763)	(1,882)	(11,288)	(5,309)
Other	(888)	(240)	(2,263)	(5,732)
Net change in cash, cash equivalents and short-term investments	(124,124)	28,288	(67,690)	34,172
Cash, cash equivalents and short-term investments, beginning of period	230,119	145,397	173,685	139,513
Cash, cash equivalents and short-term investments, end of period	$105,995	$173,685	$105,995	$173,685
(1)Primarily represents a reduction in the carrying values of the intangible assets associated with Kinvey and DataRPM.

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - FOURTH QUARTER
(Unaudited)

	Three Months Ended				% Change
(In thousands, except per share data)	November 30, 2020		November 30, 2019		Non-GAAP
Adjusted revenue:
GAAP revenue	$122,385		$117,038
Acquisition-related revenue(1)	6,678		6,378
Non-GAAP revenue	$129,063	100%	$123,416	100%	5%

Adjusted income from operations:
GAAP income (loss) from operations	$18,514	15%	$(6,026)	(5)%
Amortization of acquired intangibles	10,488	8%	14,301	12%
Stock-based compensation	6,123	4%	5,900	4%
Impairment of intangible and long-lived assets(2)	—	—%	24,096	20%
Restructuring expenses and other	4,080	3%	2,338	2%
Acquisition-related revenue(1) and expenses	8,876	7%	6,676	5%
Non-GAAP income from operations	$48,081	37%	$47,285	38%	2%

Adjusted net income:
GAAP net income (loss)	$17,661	14%	$(4,740)	(4)%
Amortization of acquired intangibles	10,488	8%	14,301	12%
Stock-based compensation	6,123	5%	5,900	4%
Impairment of intangible and long-lived assets(2)	—	—%	24,096	20%
Restructuring expenses and other	4,080	3%	2,338	2%
Acquisition-related revenue(1) and expenses	8,876	7%	6,676	5%
Provision for income taxes	(6,110)	(5)%	(12,851)	(10)%
Non-GAAP net income	$41,118	32%	$35,720	29%	15%

Adjusted diluted earnings per share:
GAAP diluted earnings (loss) per share	$0.39		$(0.11)
Amortization of acquired intangibles	0.23		0.32
Stock-based compensation	0.14		0.13
Impairment of intangible and long-lived assets(2)	—		0.53
Restructuring expenses and other	0.09		0.05
Acquisition-related revenue(1) and expenses	0.20		0.15
Provision for income taxes	(0.14)		(0.28)
Non-GAAP diluted earnings per share	$0.91		$0.79		15%

Non-GAAP weighted avg shares outstanding - diluted	45,140		45,484		(1)%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' Application Development and Deployment business segment for Chef in fiscal year 2020 and Progress' OpenEdge business segment for Ipswitch in fiscal year 2019.

(2)Primarily represents a reduction in the carrying values of the intangible assets associated with Kinvey and DataRPM.

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - FISCAL YEAR
(Unaudited)

	Fiscal Year Ended				% Change
(In thousands, except per share data)	November 30, 2020		November 30, 2019		Non-GAAP
Adjusted revenue:
GAAP revenue	$442,150		$413,298
Acquisition-related revenue(1)	14,062		18,663
Non-GAAP revenue	$456,212	100%	$431,961	100%	6%

Adjusted income from operations:
GAAP income from operations	$107,728	24%	$40,084	10%
Amortization of acquired intangibles	27,946	6%	48,139	11%
Stock-based compensation	23,482	5%	23,311	5%
Impairment of intangible and long-lived assets(2)	—	—%	24,096	6%
Restructuring expenses and other	5,906	1%	6,307	1%
Acquisition-related revenue(1) and expenses	17,699	4%	20,321	5%
Non-GAAP income from operations	$182,761	40%	$162,258	38%	13%

Adjusted net income:
GAAP net income	$79,722	18%	$26,400	6%
Amortization of acquired intangibles	27,946	6%	48,139	11%
Stock-based compensation	23,482	5%	23,311	5%
Impairment of intangible and long-lived assets(2)	—	—%	24,096	6%
Restructuring expenses and other	5,906	1%	6,307	1%
Acquisition-related revenue(1) and expenses	17,699	4%	20,321	5%
Provision for income taxes	(14,673)	(3)%	(26,829)	(6)%
Non-GAAP net income	$140,082	31%	$121,745	28%	15%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$1.76		$0.58
Amortization of acquired intangibles	0.62		1.07
Stock-based compensation	0.51		0.51
Impairment of intangible and long-lived assets(2)	—		0.53
Restructuring expenses and other	0.13		0.14
Acquisition-related revenue(1) and expenses	0.39		0.45
Provision for income taxes	(0.32)		(0.59)
Non-GAAP diluted earnings per share	$3.09		$2.69		15%

Non-GAAP weighted avg shares outstanding - diluted	45,321		45,340		—%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' Application Development and Deployment business segment for Chef in fiscal year 2020 and Progress' OpenEdge business segment for Ipswitch in fiscal year 2019.

(2)Primarily represents a reduction in the carrying values of the intangible assets associated with Kinvey and DataRPM.

OTHER NON-GAAP FINANCIAL MEASURES
(Unaudited)

Quarter to Date Adjusted Free Cash Flow

(In thousands)	Q4 2020	Q4 2019	% Change
Cash flows from operations	$42,762	$36,601	17%
Purchases of property and equipment	(3,098)	(2,168)	43%
Free cash flow	39,664	34,433	15%
Add back: restructuring payments	992	2,272	(56)%
Adjusted free cash flow	$40,656	$36,705	11%

Year to Date Adjusted Free Cash Flow

(In thousands)	FY 2020	FY 2019	% Change
Cash flows from operations	$144,847	$128,484	13%
Purchases of property and equipment	(6,517)	(3,998)	63%
Free cash flow	138,330	124,486	11%
Add back: restructuring payments	4,123	4,407	(6)%
Adjusted free cash flow	$142,453	$128,893	11%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2021 GUIDANCE
(Unaudited)

Fiscal Year 2021 Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2020	November 30, 2021
(In millions)		Low	% Change	High	% Change
GAAP revenue	$442.1	$487.3	10%	$495.3	12%
Acquisition-related adjustments - revenue(1)	14.1	25.7	82%	25.7	82%
Non-GAAP revenue	$456.2	$513.0	12%	$521.0	14%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' Application Development and Deployment business segment for Chef and Progress' OpenEdge business segment for Ipswitch.

Fiscal Year 2021 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2021
(In millions)	Low	High
GAAP income from operations	$91.2	$94.6
GAAP operating margin	19%	19%
Acquisition-related revenue	25.7	25.7
Restructuring expense	1.9	1.9
Stock-based compensation	27.3	27.3
Acquisition-related expenses	0.3	0.3
Amortization of intangibles	44.9	44.9
Total adjustments	100.1	100.1
Non-GAAP income from operations	$191.3	$194.7
Non-GAAP operating margin	37%	37%

Fiscal Year 2021 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2021
(In millions, except per share data)	Low	High
GAAP net income	$62.4	$65.1
Adjustments (from previous table)	100.1	100.1
Income tax adjustment(2)	(19.2)	(19.2)
Non-GAAP net income	$143.3	$146.0

GAAP diluted earnings per share	$1.40	$1.46
Non-GAAP diluted earnings per share	$3.22	$3.28

Diluted weighted average shares outstanding	44.5	44.5

(2)Tax adjustment is based on a non-GAAP effective tax rate of approximately 20% for Low and High, calculated as follows:
Non-GAAP income from operations	$191.3	$194.7
Other (expense) income	(12.2)	(12.2)
Non-GAAP income from continuing operations before income taxes	179.1	182.5
Non-GAAP net income	143.3	146.0
Tax provision	$35.8	$36.5
Non-GAAP tax rate	20%	20%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2021 GUIDANCE
(Unaudited)

Fiscal Year 2021 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2021
(In millions)	Low	High
Cash flows from operations (GAAP)	$151	$156
Purchases of property and equipment	(7)	(7)
Add back: restructuring payments	6	6
Adjusted free cash flow (non-GAAP)	$150	$155

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q1 2021 GUIDANCE
(Unaudited)

Q1 2021 Revenue Guidance
	Three Months Ended	Three Months Ending
	February 29, 2020	February 28, 2021
(In millions)		Low	% Change	High	% Change
GAAP revenue	$109.7	$108.8	(1)%	$112.8	3%
Acquisition-related adjustments - revenue(1)	4.1	10.2	149%	10.2	149%
Non-GAAP revenue	$113.8	$119.0	5%	$123.0	8%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress; Application Development and Deployment business segment for Chef and Progress' OpenEdge business segment for Ipswitch.

Q1 2021 Non-GAAP Earnings per Share Guidance
	Three Months Ending February 28, 2021
	Low	High
GAAP diluted earnings per share	$0.21	$0.25
Acquisition-related revenue	0.23	0.23
Stock-based compensation	0.15	0.15
Amortization of intangibles	0.23	0.23
Restructuring expense	0.03	0.03
Total adjustments	0.64	0.64
Income tax adjustment	(0.13)	(0.13)
Non-GAAP diluted earnings per share	$0.72	$0.76